Exhibit 10.1

Employment Agreement Acknowledgement

This Acknowledgment to the Employment Agreement by and between Opiant Pharmaceuticals, Inc. (the “Company”) and Michael Sinclair (the “Employee”) (collectively, the “Parties”) dated August 6, 2010 (the “Employment Agreement”), and amended on December 31, 2012 (the “First Amendment”), December 31, 2013 (the “Second Amendment”) and January 1, 2016 (the “Third Amendment”) (collectively, the “Amendments”), is entered into by and between the Company and Employee effective March 31, 2017 (the “Effective Date”).

The Parties hereby mutually acknowledge and agree, in consideration of the Company’s intention to enter into a new employment agreement with Employee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, that fifty-five percent (55%) of Employee’s stock options, as listed on Exhibit A attached hereto (the “Options”), shall be forfeited by the Employee to the Company as of the Effective Date. Employee hereby acknowledges and agrees that, upon the forfeiture of these Options, he shall forfeit all right, title and interest in and to such Options, as well as all right, title and interest in and to the shares of common stock underlying such Options.

Additionally, the Parties hereby mutually acknowledge and agree that thirty-five percent (35%) of Employee’s Owed Amounts, as that term is defined in the Third Amendment thereto and as set forth on Exhibit B, shall be forfeited by the Employee to the Company in the manner specified in Exhibit B. Employee hereby acknowledges and agrees that, upon the forfeiture of the Owed Amounts, he shall forfeit all right, title and interest in and to such Owed Amounts (collectively with the forfeited stock options, the “Forfeited Amounts”).

Employee waives and relinquishes any claim or right to the Forfeited Amounts. The delivery of this Employment Agreement Acknowledgement is irrevocable and, once delivered to the Company, may not be withdrawn under any circumstances. Furthermore, this Employment Agreement Acknowledgement shall inure to the benefit of the Company and its successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have executed this Employment Agreement Acknowledgement effective as of this 31st day of March, 2017.

OPIANT PHARMACEUTICALS, INC. By: /s/ Dr. Roger Crystal Title: Chief Executive Officer Date: March 31, 2017 MICHAEL SINCLAIR By: /s/ Dr. Michael Sinclair Title: Executive Chairman Date: March 31, 2017

Exhibit A

Options

Date of Grant	Forfeited Options	Exercise Price
12/31/12	60,000	$15.00
12/31/12	285,000	$15.00
8/1/13	50,000	$20.00
8/1/13	50,000	$15.00
5/1/13	25,000	$10.00
8/1/13	25,000	$10.00
11/1/13	25,000	$10.00
12/31/13	30,000	$10.00
5/1/13	50,000	$8.00
11/1/13	50,000	$8.00
12/31/13	30,000	$8.00

Exhibit B

Schedule of Owed Amounts

Total Owed Amount (see table below for details)	Forfeited Percentage	Total Forfeited Amount (see table below for details)
$501,423.76	35%	$175,498.32

Details of Owed and Forfeited Amounts
Owed Amount	Payment Date	Forfeited Amount
$416,423.76	On or about March 31, 2017	$90,498.32
$42,500	September 30, 2017	$42,500
$42,500	March 31, 2018	$42,500